EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-142335) and Form S-8 (No. 333-115240) of Pure Cycle Corporation of our report dated November 12, 2007 (which expresses an unqualified opinion), which appears on page 37 of this annual report on Form 10-K for the year ended August 31, 2007.
/s/ GHP HORWATH, P.C.

Denver, Colorado
November 12, 2007

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